Exhibit 99.1

www.bankrate.com

For more information contact:

Edward J. DiMaria

SVP, Chief Financial Officer

edimaria@bankrate.com

(917) 368-8608

Bruce J. Zanca

SVP, Chief Communications/Marketing Officer

bzanca@bankrate.com

(917) 368-8648

FOR IMMEDIATE RELEASE

Reminder — Conference Call and Webcast Today at 4:30 P.M. Eastern Time

Interactive Dial-In: (888) 297-0356. International Callers (719) 325-2436 (10 minutes before the call)

Webcast: http://investor.bankrate.com/

BANKRATE ANNOUNCES FOURTH QUARTER AND FULL YEAR 2008 FINANCIAL RESULTS

Q4 Revenue of $40.2 Million Increased 59% Over Q4 2007

Full Year 2008 Revenue of $166.9 Million Up 75% Over Full Year 2007

Q4 Adjusted EBITDA of $13.2 Million Increased 35% Over Q4 2007

Full Year Adjusted EBITDA of $58.1 Million Increased 40% Over Full Year 2007

Quarter and Year Include Impairment Charge of $2.4 Million

NEW YORK, NY – February 5, 2009 – Bankrate, Inc. (Nasdaq: RATE), today reported financial results for the fourth quarter and fiscal year ended December 31, 2008. Total revenue for the fourth quarter increased by 59% to $40.2 million over the $25.2 million reported in the fourth quarter of 2007. Net income was $2.7 million, or $0.14 per fully diluted share in the fourth quarter of 2008, compared to $4.1 million, or $0.21 per fully diluted share in the fourth quarter of 2007. Earnings per fully diluted share, excluding share-based compensation expense and non-cash intangible asset impairment charges (“Adjusted EPS”), was $0.33 for the fourth quarter of 2008, compared to the Adjusted EPS of $0.33 for the fourth quarter of 2007. Adjusted EPS, excluding intangible asset amortization and interest income (“Operating EPS”), for the fourth quarter of 2008 was $0.40 per share compared to $0.29 per share for the same period in 2007.

In the fourth quarter of 2008, the company recorded non-cash impairment charges of $2.4 million ($1.5 million after tax or $.07 per fully diluted share) reflecting the amount by which the carrying value of certain intangible assets related to the print publishing and licensing business and other items exceeded their estimated fair values.

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Earnings before interest, taxes, depreciation and amortization, excluding share-based compensation expense and non-cash intangible asset impairment charges (“Adjusted EBITDA”), were $13.2 million, an increase of 35% over the $9.8 million of Adjusted EBITDA reported in the fourth quarter of 2007. Earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the fourth quarter 2008, including share-based compensation expense and non-cash intangible asset impairment charges were $8.0 million, an increase of 24% over the $6.4 million reported in the fourth quarter 2007.

“In spite of the difficult economic conditions for financial companies, we reported another record year for revenue, growth, traffic and profitability,” said Thomas R. Evans, President and CEO of Bankrate, Inc. “Consumers continue to come to Bankrate in record numbers, looking for the best information and financial products available. We are pleased with our performance and believe we are well-positioned going forward,” Mr. Evans added.

Total revenue for the year ended December 31, 2008 increased by 75% to $166.9 million versus the $95.6 million reported for the full year ended December 31, 2007. Net income was $19.6 million, or $1.01, per fully diluted share for the year ended December 31, 2008, compared to $20.1 million, or $1.04, per fully diluted share in the same period in 2007. Adjusted EPS, excluding share-based compensation expense and non-cash intangible asset impairment charges was $1.54 for the year ended December 31, 2008, compared to $1.39 for the same period in 2007, an increase of 11%. Operating EPS for the full year 2008 increased by 39% to $1.74 per fully diluted share compared to $1.25 per share for the same period in 2007.

Adjusted EBITDA, excluding share-based compensation expense and non-cash intangible asset impairment charges, for the year ended December 31, 2008, were $58.1 million, an increase of 40% over the $41.6 million of Adjusted EBITDA reported in the same period in 2007. EBITDA for the full year 2008, including share-based compensation expense and goodwill and intangible impairment charges, were $42.2 million, an increase of 39% over the $30.4 million reported in the same period in 2007.

2009 Guidance

“Given the continued uncertainty and the lack of visibility in the financial environment, we feel it is wise to refrain from issuing guidance for 2009. However, we remain confident that our business is well-positioned, fundamentally strong and will continue to grow. We have a strong balance sheet, no debt and continue to generate cash on a monthly basis. It’s just impossible to predict how the macro-economic environment will play out over the course of the year and how it will impact our business,” Mr. Evans stated.

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Fourth Quarter 2008 Highlights

•	Total revenue for the quarter was $40.2 million, an increase of 59%, or $15.0 million over the $25.2 million reported in the same period last year.

•	Adjusted EBITDA for the fourth quarter was $13.2 million, and increase of $3.4 million, or 35% over the $9.8 million reported in the fourth quarter of 2007.

•

Impairment charges of $2.4 million ($1.5 million after tax or $.07 per fully diluted share) were recorded in the fourth quarter to write off certain intangible assets related to the print publishing and licensing business and other items.

•	Online revenue for the fourth quarter was $38.3 million, an increase of 68%, or $15.5 million over the $22.8 million reported in the same period last year.

•	Graphic advertising and lead generation revenue was $25.3 million, an increase of 103%, or $12.8 million over the $12.5 million reported in the fourth quarter of 2007.

•	Hyperlink revenue for the quarter was $13.0 million, an increase of 26%, or $2.7 million over the $10.3 million reported in the same period last year.

•	Print publishing and licensing revenue for the fourth quarter was $1.9 million, a decrease of $0.6 million or 23%, compared to the $2.5 million reported in the fourth quarter of 2007.

•	Page views for the fourth quarter were 164.7 million, an increase of 33.7 million, or 26%, compared to the 131.0 million reported in the fourth quarter of 2007.

Full Year 2008 Highlights

•	Total revenue for the year was $166.9 million, an increase of $71.3 million, or 75%, over the $95.6 million reported in 2007.

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•	Adjusted EBITDA for the year was $58.1 million, an increase of $16.5 million, or 40%, over the $41.6 million reported in 2007.

•	Online publishing revenue for the full year 2008 was $158.1 million, an increase of $74.4 million, or 89%, over the $83.7 million reported in 2007.

•	Graphic advertising and lead generation revenue was $106.7 million, an increase of $59.9 million, or 128%, over the $46.8 million reported in 2007.

•	Hyperlink revenue was $51.3 million, an increase of $14.4 million, or 39%, over the $36.9 million reported in 2007.

•	Print publishing and licensing revenue in 2008 was $8.8 million, a decrease of 26% from the $11.9 million reported in 2007.

•	Page views for 2008 were 687.1 million, an increase of 132.6 million, or 24%, compared to the 554.5 million reported in 2007.

•

In January 2009, the company launched the beta version of its new Web site. A preview of the site can be found at http://beta.bankrate.com. A beta site tour can be accessed from the top of the new beta site’s home page.

During 2008, the company acquired or launched:

•	InsureMe – Denver-based InsureMe is a leader in the insurance lead generation space.

•	Lower Fees – Its Web site, Fee Disclosure, aggregates vendor and fee information across a variety of services associated with mortgage loans.

•	CreditCardGuide.com – A Bankrate-owned NCS affiliate, its Web site generates leads from consumers searching for the best credit card offers.

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•	Bankaholic.com – A financial information and social networking site which attracts consumers looking for deposit, credit card and other banking products.

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Bankrate China – launched in April 2008 and published in Mandarin, attracts an audience seeking rate and financial content on a variety of topics including, loans, deposits, foreign exchange, credit cards and other financial products.

The company indicated at the time of the acquisitions and launch that it expected InsureMe, CreditCardGuide.com and Bankaholic.com to be accretive within the year, while Bankrate China and Fee Disclosure will require additional investment to support their development.

February 5, 2009 Conference Call Interactive Dial-In and Webcast Information:

To participate in the teleconference please call: (888) 297-0356. International participants should dial: (719) 325-2436. Please access at least 10 minutes prior to the time the conference is set to begin. A Webcast of this call can be accessed at Bankrate’s Web site: http://investor.bankrate.com/.

Replay Information:

A replay of the conference call will be available beginning February 5, 2009 at 7:30 p.m. ET/ 4:30 p.m. PT through February 26, 2009. To listen to the replay, call (888) 203-1112 and use the passcode: 5048250. International callers should dial (719) 457-0820 and use the passcode: 5048250.

Non-GAAP Measures:

To supplement Bankrate’s financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Bankrate uses non-GAAP measures of certain components of financial performance, including EBITDA, Adjusted EBITDA, Adjusted EPS and Operating EPS, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance investors’ overall understanding of Bankrate’s current financial performance and its prospects for the future. Specifically, Bankrate believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results. In addition, because Bankrate has

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historically reported certain non-GAAP results to investors, Bankrate believes the inclusion of non-GAAP measures provides consistency in its financial reporting. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure.

About Bankrate, Inc.

The Bankrate network of companies includes Bankrate.com, Interest.com, Mortgage-calc.com, Nationwide Card Services, Savingforcollege.com, Fee Disclosure, InsureMe, CreditCardGuide.com and Bankaholic.com. Each of these businesses helps consumers make informed decisions about their personal finance matters. The company’s flagship brand, Bankrate.com is a destination site of personal finance channels, including banking, investing, taxes, debt management and college finance. Bankrate.com is the leading aggregator of rates and other information on more than 300 financial products, including mortgages, credit cards, new and used auto loans, money market accounts and CDs, checking and ATM fees, home equity loans and online banking fees.

Bankrate.com reviews more than 4,800 financial institutions in 575 markets in 50 states. In 2008, Bankrate.com had nearly 72 million unique visitors. Bankrate.com provides financial applications and information to a network of more than 75 partners, including Yahoo! (Nasdaq: YHOO), America Online (NYSE: TWX), The Wall Street Journal and The New York Times (NYSE: NYT). Bankrate.com's information is also distributed through more than 500 newspapers.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

Certain matters included in the discussion above may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team. Such forward-looking statements include, without limitation, statements made with respect to future revenue, revenue growth, market acceptance of our products, and profitability. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: the willingness of our advertisers to advertise on our web site, interest rate volatility, our ability to establish and maintain distribution arrangements, our ability to integrate the operations and realize the expected benefits of businesses that we have acquired and may acquire in the future, our ability to maintain the confidence of our advertisers by detecting click-through fraud or unscrupulous advertisers, the effect of unexpected liabilities we assume from our acquisitions, the effects of expanding our operations internationally, the ability of consumers to access our Online Network through non-PC devices, our ability to manage traffic on our Online Network and service interruptions, increased competition and its effect on traffic, advertising rates, margins and market share, our ability to protect our intellectual property, the effects of facing liability for content on our Online Network, the concentration of ownership of our common stock, the fluctuations of our results of operations from period to period, the accuracy of our financial statement estimates and assumptions, our ability to adapt to technological changes, the impact of legislative or regulatory changes affecting our business, changes in consumer spending and saving habits, changes in accounting principles, policies, practices or guidelines, effects of changes in the

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stock market and other capital markets, the strength of the United States economy in general. These and additional important factors to be considered are set forth under “Introductory Note,” “Item 1A. Risk Factors,” “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations” and in the other sections of our Annual Report on Form 10-K for the year ended December 31, 2007, and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

-Financial Statements Follow-

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Bankrate, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except share and per share data)

	December 31, 2008	December 31, 2007
Assets

Cash and cash equivalents	$46,055	$125,058
Accounts receivable, net of allowance for doubtful accounts of approximately $1,566 and $2,290 at December 31, 2008 and 2007, respectively	22,567	19,052
Deferred income taxes, current portion	816	878
Prepaid expenses and other current assets	1,608	5,350

Total current assets	71,046	150,338

Furniture, fixtures and equipment, net	2,521	1,802
Deferred income taxes	7,413	3,671
Intangible assets, net	83,347	27,485
Goodwill	101,856	43,720
Other assets	4,567	1,338

Total assets	$270,750	$228,354

Liabilities and Stockholders’ Equity

Liabilities:
Accounts payable	$3,723	$2,246
Accrued expenses	5,665	8,092
Acquisition earn-out liability	11,750	—
Deferred revenue	1,018	550
Other current liabilities	16	13

Total current liabilities	22,172	10,901

Other liabilities	148	187

Total liabilities	22,320	11,088

Stockholders’ equity:
Preferred stock, 10,000,000 shares authorized and undesignated	—	—
Common stock, par value $.01 per share— 100,000,000 shares authorized; 18,816,986 and 18,876,393 shares issued and outstanding at December 31, 2008 and 2007, respectively	188	189
Additional-paid in capital	219,294	205,306
Retained earnings	28,948	11,771

Total stockholders’ equity	248,430	217,266

Total liabilities and stockholders’ equity	$270,750	$228,354

Bankrate, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Revenue:
Online publishing	$38,288	$22,779	$158,053	$83,695
Print publishing and licensing	1,878	2,452	8,802	11,897

Total revenue	40,166	25,231	166,855	95,592

Cost of revenue (1):
Online publishing	13,349	5,816	57,905	15,149
Print publishing and licensing	1,695	2,283	8,190	10,698

Total cost of revenue	15,044	8,099	66,095	25,847

Gross margin	25,122	17,132	100,760	69,745

Operating expenses (1):
Sales	2,304	1,684	9,097	6,384
Marketing	3,806	2,612	13,197	8,475
Product development	1,885	1,328	7,135	4,656
General and administrative	6,722	5,080	26,662	19,853
Impairment charges	2,433	—	2,433	—
Depreciation and amortization	2,668	805	9,134	2,731

	19,818	11,509	67,658	42,099

Income from operations	5,304	5,623	33,102	27,646

Interest income	46	1,727	1,562	6,688

Income before income taxes	5,350	7,350	34,664	34,334
Income tax expense	2,682	3,255	15,043	14,280

Net income	$2,668	$4,095	$19,621	$20,054

Basic and diluted net income per share:
Basic	$0.14	$0.22	$1.04	$1.09

Diluted	$0.14	$0.21	$1.01	$1.04

Shares used in computing basic net income per share	18,797,814	18,688,571	18,848,125	18,423,414
Shares used in computing diluted net income per share	19,133,106	19,505,158	19,498,209	19,356,039

(1) Includes share-based compensation expense as follows:

Cost of revenue:
Online publishing	$348	$562	$1,798	$1,984
Print publishing and licensing	41	39	165	159
Other expenses:
Sales	582	473	2,206	1,334
Marketing	171	191	760	630
Product development	247	240	1,068	803
General and administrative	1,432	1,879	7,420	6,299

	$2,821	$3,384	$13,417	$11,209

Bankrate, Inc.

Non-GAAP Condensed Consolidated Statements of Income

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Revenue:
Online publishing	$38,288	$22,779	$158,053	$83,695
Print publishing and licensing	1,878	2,452	8,802	11,897

Total revenue	40,166	25,231	166,855	95,592

Cost of revenue:
Online publishing	13,001	5,254	56,107	13,165
Print publishing and licensing	1,654	2,244	8,025	10,539

Total cost of revenue	14,655	7,498	64,132	23,704

Gross margin	25,511	17,733	102,723	71,888

Operating expenses:
Sales	1,722	1,211	6,891	5,050
Marketing	3,635	2,421	12,437	7,845
Product development	1,638	1,088	6,067	3,853
General and administrative	5,290	3,201	19,242	13,554
Share-based compensation expense (1)	2,821	3,384	13,417	11,209
Impairment charges	2,433	—	2,433	—
Depreciation and amortization	2,668	805	9,134	2,731

	20,207	12,110	69,621	44,242

Income from operations	5,304	5,623	33,102	27,646

Interest income	46	1,727	1,562	6,688

Income before income taxes	5,350	7,350	34,664	34,334
Income tax expense	2,682	3,255	15,043	14,280

Net income	$2,668	$4,095	$19,621	$20,054

Basic and diluted net income per share:
Basic	$0.14	$0.22	$1.04	$1.09

Diluted	$0.14	$0.21	$1.01	$1.04

Adjusted EPS	$0.33	$0.33	$1.54	$1.39

Shares used in computing basic net income per share, GAAP basis	18,797,814	18,688,571	18,848,125	18,423,414
Shares used in computing diluted net income per share, GAAP basis	19,133,106	19,505,158	19,498,209	19,356,039
Shares used in computing diluted net income per share, Non-GAAP basis	19,486,435	19,757,598	19,682,211	19,603,203

(1)	See reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Income.

Bankrate, Inc.

Non-GAAP Measures Reconciliation

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
EBITDA-
Income from operations, GAAP basis	$5,304	$5,623	$33,102	$27,646
Depreciation and amortization	2,668	805	9,134	2,731

EBITDA	$7,972	$6,428	$42,236	$30,377

Adjusted EBITDA-
Income from operations, GAAP basis	$5,304	$5,623	$33,102	$27,646
Share-based compensation expense	2,821	3,384	13,417	11,209
Impairment charges	2,433	—	2,433	—
Depreciation and amortization	2,668	805	9,134	2,731

Adjusted EBITDA	$13,226	$9,812	$58,086	$41,586

Adjusted EPS-
Net income, GAAP basis	$2,668	$4,095	$19,621	$20,054
Share-based compensation expense, net of tax	2,234	2,345	9,227	7,272
Impairment charges, net of tax	1,460	—	1,460	—

Net income excluding share-based compensation expense and impairment charges-	$6,362	$6,440	$30,308	$27,326

Adjusted EPS	$0.33	$0.33	$1.54	$1.39

Operating EPS-
Net income, GAAP basis	$2,668	$4,095	$19,621	$20,054
Share-based compensation expense, net of tax	2,234	2,345	9,227	7,272
Impairment charges, net of tax	1,460	—	1,460	—
Intangibles amortization, net of tax	1,401	357	4,780	1,126
Interest income, net of tax	(28)	(1,036)	(937)	(4,013)

Net income excluding share-based compensation expense, impairment charges, intangibles amortization and interest income	$7,735	$5,761	$34,151	$24,439

Operating EPS	$0.40	$0.29	$1.74	$1.25

Shares used in computing basic net income per share, GAAP basis	18,797,814	18,688,571	18,848,125	18,423,414

Shares used in computing diluted net income per share, GAAP basis	19,133,106	19,505,158	19,498,209	19,356,039
Impact of applying SFAS No. 123R	353,329	252,440	184,002	247,164

Shares used in computing diluted net income per share, excluding the impact of applying SFAS No. 123R	19,486,435	19,757,598	19,682,211	19,603,203

Bankrate, Inc.

Condensed Consolidated Statements of Income

Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Income

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended December 31, 2008			Three Months Ended December 31, 2007			Year Ended December 31, 2008			Year Ended December 31, 2007
	GAAP	Adjustments (1)	Non-GAAP	GAAP	Adjustments (1)	Non-GAAP	GAAP	Adjustments (1)	Non-GAAP	GAAP	Adjustments (1)	Non-GAAP
Revenue:
Online publishing	$38,288	$—	$38,288	$22,779	$—	$22,779	$158,053	$—	$158,053	$83,695	$—	$83,695
Print publishing and licensing	1,878	—	1,878	2,452	—	2,452	8,802	—	8,802	11,897	—	11,897

Total revenue	40,166	—	40,166	25,231	—	25,231	166,855	—	166,855	95,592	—	95,592

Cost of revenue:
Online publishing	13,349	(348)	13,001	5,816	(562)	5,254	57,905	(1,798)	56,107	15,149	(1,984)	13,165
Print publishing and licensing	1,695	(41)	1,654	2,283	(39)	2,244	8,190	(165)	8,025	10,698	(159)	10,539

Total cost of revenue	15,044	(389)	14,655	8,099	(601)	7,498	66,095	(1,963)	64,132	25,847	(2,143)	23,704

Gross margin	25,122	389	25,511	17,132	601	17,733	100,760	1,963	102,723	69,745	2,143	71,888

Operating expenses:
Sales	2,304	(582)	1,722	1,684	(473)	1,211	9,097	(2,206)	6,891	6,384	(1,334)	5,050
Marketing	3,806	(171)	3,635	2,612	(191)	2,421	13,197	(760)	12,437	8,475	(630)	7,845
Product development	1,885	(247)	1,638	1,328	(240)	1,088	7,135	(1,068)	6,067	4,656	(803)	3,853
General and administrative	6,722	(1,432)	5,290	5,080	(1,879)	3,201	26,662	(7,420)	19,242	19,853	(6,299)	13,554
Share-based compensation expense	—	2,821	2,821	—	3,384	3,384	—	13,417	13,417	—	11,209	11,209
Impairment charges	2,433		2,433	—		—	2,433		2,433	—		—
Depreciation and amortization	2,668	—	2,668	805	—	805	9,134	—	9,134	2,731	—	2,731

	19,818	389	20,207	11,509	601	12,110	67,658	1,963	69,621	42,099	2,143	44,242

Income from operations	5,304	—	5,304	5,623	—	5,623	33,102	—	33,102	27,646	—	27,646

Interest income, net	46	—	46	1,727	—	1,727	1,562	—	1,562	6,688	—	6,688

Income before income taxes	5,350	—	5,350	7,350	—	7,350	34,664	—	34,664	34,334	—	34,334
Provision for income taxes	2,682	—	2,682	3,255	—	3,255	15,043	—	15,043	14,280	—	14,280

Net income	$2,668	$—	$2,668	$4,095	$—	$4,095	$19,621	$—	$19,621	$20,054	$—	$20,054

Basic and diluted net income per share:
Basic	$0.14	$—	$0.14	$0.22	$—	$0.22	$1.04	$—	$1.04	$1.09	$—	$1.09

Diluted	$0.14	$—	$0.14	$0.21	$—	$0.21	$1.01	$—	$1.01	$1.04	$—	$1.04

Shares used in computing basic net income per share	18,797,814	—	18,797,814	18,688,571	—	18,688,571	18,848,125	—	18,848,125	18,423,414	—	18,423,414
Shares used in computing diluted net income per share	19,133,106	353,329	19,486,435	19,505,158	252,440	19,757,598	19,498,209	184,002	19,682,211	19,356,039	247,164	19,603,203

(1)	Adjustments for the impact of applying SFAS No. 123R